REPORT OF SHAREHOLDER MEETING  Unaudited
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On September 26, 2005, a shareholder meeting of the Oppenheimer International
Value Fund was held at which the eleven Trustees identified below were elected (Proposal No. 1) and the sub-proposals in (Proposal No. 2) were approved as described in the Fund's proxy statement for that meeting. The following is a report of the votes cast:

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PROPOSAL NO.1
NOMINEE                                 FOR        WITHHELD                TOTAL
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TRUSTEES
Matthew P. Fink               2,087,677.636      41,697.235        2,129,374.871
Robert G. Galli               2,083,679.535      45,695.336        2,129,374.871
Phillip A. Griffiths          2,085,753.049      43,621.822        2,129,374.871
Mary F. Miller                2,087,616.762      41,758.109        2,129,374.871
Joel W. Motley                2,086,805.442      42,569.429        2,129,374.871
John V. Murphy                2,086,605.210      42,769.661        2,129,374.871
Kenneth A. Randall            2,083,291.126      46,083.745        2,129,374.871
Russell S. Reynolds, Jr.      2,083,291.126      46,083.745        2,129,374.871
Joseph M. Wikler              2,087,356.447      42,018.424        2,129,374.871
Peter I. Wold                 2,087,356.447      42,018.424        2,129,374.871
Clayton K. Yeutter            2,084,162.476      45,212.395        2,129,374.871

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PROPOSAL NO. 2 Proposal to change the policy on

              FOR      AGAINST      ABSTAIN   BROKER NON-VOTE              TOTAL
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2b: Concentration of Investments
    1,467,742.102   57,215.957   53,861.812       550,555.000      2,129,374.871
2e: Real Estate and Commodities
    1,468,402.185   61,271.700   49,145.986       550,555.000      2,129,374.871
2f: Senior Securities
    1,449,702.704   66,562.308   62,554.859       550,555.000      2,129,374.871